Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-18495, Form S-8 No. 333-77473, Form S-8 No. 333-37426 and Form S-8 No. 333-88528) of Aftermarket Technology Corp. of our report dated February 10, 2004 with respect to the consolidated financial statements and schedule of Aftermarket Technology Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Chicago, Illinois
February 26, 2004